Exhibit 99(a)

                         MAGELLAN PETROLEUM CORPORATION

                                 MARABOU 1 WELL
                              PLUGGED AND ABANDONED

         MADISON, Conn., January 9, 2002 -- Magellan Petroleum Corporation (NASDAQ: MPET; Boston & Pacific: MPC) today reported that Marabou-1 well in Permit WA-281-P in the Browse Basin offshore Western Australia is being plugged and abandoned having reached a total depth of 12,306 feet.

        WA-281-P Joint Venture Participants:
Santos Offshore Pty Ltd (Operator)                 27.5%
Coastal Oil & Gas Australia 283 Pty Ltd            27.5%
Petroz NL                                          20.0%
Magellan Petroleum (WA) Pty Ltd                    17.5%
Beach Petroleum NL                                  7.5%

         Magellan Petroleum (WA) Pty Ltd is a wholly subsidiary of Magellan Petroleum Australia Limited in which Magellan Petroleum Corporation holds a 51% interest.
         Magellan Petroleum Corporation said that the abandonment of the well would result in a pre-tax charge to earnings in the Company's second quarter ending December 31, 2001 of approximately U.S.$2 million.

         Statements in this release that are not historical in nature are intended to be -- and are hereby identified as -- "forward-looking statements" for purposes of the "Safe Harbor Statement" under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements.

                   Contact: James R. Joyce, at (203) 245-7664